Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-162185, 333-175569 and 333-191912) and Form S-3 (No. 333-188501) of EPL Oil & Gas, Inc. of our report dated February 27, 2014 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
October 12, 2015